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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our reports dated May 11, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended April 3, 1999. We do hereby consent to the incorporation by reference of said reports in the Registration Statements of Kent Electronics Corporation on Form S-8, File Nos. 33-12028, 33-17821, 33-18527, 33-66030, and 333-20367.



GRANT THORNTON LLP


Houston, Texas
June 23, 1999